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                                   EXHIBIT 5(b)

      Management Agreement between Integrity Management & Research, Inc.
                              and The Valiant Fund





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                              MANAGEMENT AGREEMENT

Integrity Management & Research, Inc. (the "Manager") and The Valiant Fund ("Trust") hereby confirm their Agreement covering services as hereinafter set forth. The terms and provisions of this Agreement shall take effect on July 29, 1993.

1. The Trust hereby retains the Manager as investment adviser for the following series of shares of the Trust: U.S. Treasury Money Market Portfolio, U.S. Government Money Market Portfolio, General Money Market Portfolio and Tax-Exempt Money Market Portfolio, and such other series of shares as the Trust and the Manager may from time to time agree on (as set forth in a notice attached hereto stating the name of any other series with the applicable compensation schedule), each such series of shares being hereinafter referred to as a "Fund". The Manager shall also manage, supervise and conduct the other affairs and business of the Trust and matters incidental thereto, subject always to the provisions of the Trust's Agreement and Declaration of Trust, Bylaws and of the provisions of the Investment Company Act of 1940 as amended ("1940 Act") and any other applicable laws and regulations. In providing and performing such services, the Manager will function in cooperation with and subject always to the direction and control of the Trustees of the Trust and in cooperation with the Trust's authorized officers and representatives.

2. INVESTMENT ADVISORY SERVICES. The Manager agrees to act as the investment adviser for , and to manage the investment assets of each Fund and to make purchases and sales of securities for the Fund's account. The Manager shall assume responsibility for the management of the portfolio securities of each Fund and the making and execution of all investment decisions for each Fund.

     A. Investment of each Fund's assets shall be in accordance with the objectives and policies of each Fund as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission (the "SEC"), and any applicable federal and state law.

     B. The Manager shall report to the Trustees of the Trust (the "Trustees") at such times and in such detail as the Trustees may from time to time determine to be appropriate in order to permit the Trustees to determine the adherence by the Manager to the investment policies and legal requirements of each Fund.

     C. The Manager shall place all orders for the purchase and sale of portfolio investments for the account of the Funds with issuers, brokers or dealers selected by the Manager which may include brokers or dealers affiliated with the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall always seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Trust can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuous basis by a broker or dealer,

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          and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager and its affiliates with respect to the Trust and to other clients as to which the Manager or any affiliate of the Manager exercises investment discretion.

     D. Subject to the provisions of the Trust's Agreement and Declaration of Trust and the 1940 Act, the Manager, at its expense, may select and contract with one or more investment advisers (the "Sub-Advisers") to provide to the Manager such investments advice relating to the assets of a Fund and related services as the Manager may from time to time deem appropriate, or delegate any or all of its functions hereunder to one or more Sub-Advisers, provided that the Trustees shall approve any such contract with a Sub-Adviser. So long as any Sub-Adviser serves as investment adviser to any Fund pursuant to a Sub-Adviser Agreement in substantially the form attached attached hereto as Exhibit A (the "Sub-Adviser Agreement"), the obligation of the Manager under this Agreement with respect to managing the investment portfolio of such Fund shall be, subject in any event to the control of the Trustees, to determine and review with such Sub-Adviser the investment objectives, policies and restrictions and placing of all orders for the purchase and sale of portfolio securities for such Fund, all as further described in the Sub-Adviser Agreement. The Manager will compensate any Sub-Adviser of any Fund for its service to such Fund. The Manager may terminate the services of any Sub-Adviser at any time, subject to the approval of the Trustees, and shall at all time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

3. MANAGEMENT SERVICES. The Manager will perform (or arrange for the performance) the management and administrative services set forth below.

     A. Subject to the supervision of the Trustees, and unless otherwise provided herein, the Manager shall be responsible for the following day to day business activities of the Trust and shall perform all services appropriate thereto: (i) providing for members of its organization to serve without salaries as Trustees, officers or agents of the Trust; (ii) on behalf of the Funds of the Trust, supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers


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          and other persons in any capacity deemed to be necessary or desirable; (iii) conducting shareholder relations; and
          (iv) investigating the development of management and shareholder services (and, if appropriate, assisting in the development and implementation of such services) designed to enhance the value or convenience of the Funds of the Trust as investment vehicles.

     B. The Manager shall also furnish such reports, evaluations, information or analyses to the Trust as the Trustees may request from time to time or as the Manager may deem to be desirable. The Manager shall make recommendations to the Trustees with respect to Fund policies, and shall carry out such policies as are adopted by the Trustees.
          The Manager shall, subject to review by the Trustees, furnish such other services as the Manager shall from time to time determine to be necessary or useful under this Agreement. Should the Trust have occasion to call upon the Manager for services not herein contemplated or through the Manager to arrange for services of others, the Manager will act for the Trust upon request to the best of its ability, the compensation for its services to be agreed upon with respect to each such occasion as it arises.

     C. The Manager will not furnish the Trust the following services under this Agreement:

          (i) determinations of the Trust's net assets and the net asset value per share of its shares ("pricing");

          (ii)  maintenance of accounts, books and records as required by
                Section 31(a) of the 1940 Act and the rules thereunder ("bookkeeping"); and

          (iii) provision of custodian services, transfer agent services, dividend disbursement and reinvestment services, shareholder services, shareholder recordkeeping services or administrative services not set forth in this Section 3.

4. EXPENSES OF THE TRUST. It is understood that the Manager will pay all of the Trust's expenses other than those expressly stated to be payable by the Trust hereunder. The expenses payable by the Trust shall include:
     (i) interest and taxes; (ii) fees and expenses of its Trustees other than those who are "interested persons" of the Trust or the Manager or any Sub-Adviser; (iii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto; and (iv) fees and expenses of the Trust pursuant to a plan adopted by the Trust under Rule 12b-1 of the 1940 Act.


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5.   COMPENSATION.  As full compensation for the services furnished and expenses borne by the Manager herein, the Trust will pay a monthly fee to the Manager computed and paid monthly at an annual rate of the average daily net assets of each Fund, as indicated below:

                                  ANNUAL FEES

         U.S. Treasury Money Market Portfolio            .20%
         U.S. Government Money Market Portfolio          .20%
         General Money Market Portfolio                  .20%
         Tax-Exempt Money Market Portfolio               .20%

     The fee computed with respect to the net assets of each Fund shall be paid from the assets of such Fund. The average daily net assets of each Fund shall be determined by taking an average of all of the determinations of net asset value during each month at the close of business on each business day during such month while this Agreement is in effect. The fee for each month shall be payable within five (5) business days after the end of the month.

     In the event that expenses of any Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are then qualified for offer and sale, the compensation due the Manager for such period shall be reduced by the amount of such excess by a reduction or refund thereof, subject to readjustment during the Fund's fiscal year. In the event that the expenses with respect to any Fund should exceed any expense limitation which the Manager may, by written notice to the Trust, voluntarily declare to be effective, subject to such terms and conditions as the Manager may prescribe in the notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear expenses with respect to the Fund, to the extent required by the expense limitation.

     If the Manager shall for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

6. LIMITATION OF LIABILITY. The Manager shall be under no liability to the Trust or its Shareholders or creditors for any matter or thing in connection with the performance of any of the Manager's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Manager against any liability to the Trust by reason of the Manager's own willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.


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7.   AMENDMENT.  This Agreement may be amended at any time by mutual consent of the parties, provided that such amendment shall have been approved (i) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Manager or any Sub-Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

8. TERMINATION. This Agreement shall be effective as of the date executed, and shall remain in full force and effect as to the Fund continuously thereafter, until terminated as provided below.

     A. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of a Fund, and
          (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Manager may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     B. This Agreement may be terminated as to any Fund without the payment of any penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Manager on sixty days' written notice.

     C. This Agreement shall automatically terminate in the event of its assignment.

9. AGREEMENT AND DECLARATION OF TRUST. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

10. OTHER AGREEMENTS. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manger and any person controlled by or under common control with the Manager may have any interest in the Trust. It is also understood that the Manager and persons controlled by or under common control with the


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     Manager have and may have advisory, management service or other contracts with other organizations and persons and may have other interests and businesses.

11. MISCELLANEOUS. The Manager, its director, officers and its employees retain the right to engage in other business, and to render portfolio management, investment advisory or other services of any kind to any other corporation, firm, individual or association. Neither the Manager nor any officer, director, or shareholder of the Manager shall act as principal or receive any compensation in connection with the purchase or sale of securities by or on behalf of the Trust other than the compensation provided in this Agreement.

     The Manager is an independent contractor and not an agent of the Trust.

     The Trust recognizes the Manager's control of the name "The Valiant Fund" and agrees that its right to use this name is non-exclusive and can be terminated by the Manager at any time. The use of such name will be terminated automatically if at any time the Manager or affiliate of the Manager ceases to be investment adviser for the Trust.

12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be grated by the SEC under said Act; the term "specifically approved at least annually" shall be construed in the same manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.


This Agreement shall be effective on the date executed. Executed this 29th day of July, 1993.


                              INTEGRITY MANAGEMENT & RESEARCH, INC.
/s/ Irene Nosel               By:  /s/ Richard F. Curcio
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witness
                              THE VALIANT FUND
/s/ Irene Nosel               By:  /s/ Richard F. Curcio
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witness


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